SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 25, 2012

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7700 Irvine Center Drive, Suite 750 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2012, Cortex Pharmaceuticals, Inc. (the “Company”) announced that it had completed a private placement of a secured promissory note in the principal amount of (Won)465,000,000 (South Korean Won), representing approximately $400,000 USD, and warrants to purchase up to 4,000,000 unregistered shares of the Company’s common stock with a single accredited institutional investor, Samyang Optics Co., Ltd. (“Samyang”) of Korea. The Company previously completed and reported a private placement of $1.5 million in principal amount of a convertible promissory note and related warrants with Samyang in January 2010 and a private placement of $0.5 million in unregistered shares of common stock and related warrants with Samyang Value Partners Co., Ltd., a wholly owned subsidiary of Samyang, in October 2011.

The promissory note accrues simple interest at the rate of 12% per annum and is payable on or before the one year anniversary of the closing date (June 25, 2013); provided, however, that subject to certain circumstances Samyang may demand repayment on or after the six-month anniversary of the closing date (December 25, 2012). The unpaid principal amount of and accrued interest on the promissory note shall become automatically due and payable in the event of an involuntary or voluntary proceeding involving the filing of any petition seeking relief under state or Federal bankruptcy, insolvency, receivership or similar laws, the appointment of a receiver, trustee, custodian, conservator or similar official for the Company, the making of a general assignment for the benefit of creditors, or the admission by the Company in writing of its inability or its failure to pay its debts as they become due. Also, the unpaid principal amount of and accrued interest on the promissory note shall become automatically due and payable within 60 days in the event that the Company consummates a sale of its equity securities for cash in a single financing transaction or series of related financing transactions with aggregate net proceeds to the Company of at least $4 million.

The promissory note is secured by collateral that represents a lien on certain patents owned by the Company, including composition of matter patents for certain of the Company’s high impact AMPAKINE® compounds and the low impact AMPAKINE compounds CX2007 and CX2076, and related compounds. The security interest does not extend to the Company’s patent for its AMPAKINE CX1739 or on the patent for the use of AMPAKINE compounds for the treatment of respiratory depression.

The warrants issued in the current transaction have a two-year term and an exercise price of $0.056 per share. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The warrants are subject to a call provision that permits the Company to cancel the warrants (unless earlier exercised by the holder) in the event that the weighted average closing price of its common stock exceeds 150% of the warrant exercise price for each of ten (10) consecutive trading days, and certain other conditions are satisfied.

The transaction documents provide the Company with a right of first refusal on sales by Samyang of more than 500,000 shares of common stock (including shares underlying the warrants) during any two trading day period.

Additionally, pursuant to the transaction documents Samyang may appoint a designee to serve on the Company’s Board of Directors, which designee will be nominated for re-election at the next annual meeting of stockholders of the Company, subject in each instance to satisfaction by the nominee of all legal and governance requirements regarding service as a director.

Concurrently with the October 2011 private placement, Samyang and the Company entered into a memorandum of understanding and subsequent license agreement for rights to the AMPAKINE CX1739 for the treatment of neurodegenerative diseases in South Korea. The license agreement also provides Samyang with rights of negotiation to expand its territory into other Southeast Asian countries, excluding Japan, Taiwan and China, and to include rights to the high impact AMPAKINE CX1846 as a potential treatment for neurodegenerative diseases. Concurrently with the June 2012 private placement, the license agreement with Samyang was amended to include rights to the AMPAKINE CX1739 in South Korea for the treatment of sleep apnea and respiratory depression and to modify certain payment terms and other obligations.

The securities issued in the private placement (including any securities underlying the warrants) have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Company is not under any obligation to register the securities.

This announcement is not an offer to sell the Company’s securities, and any opportunity to participate in the private placement was available only to Samyang.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, Secured Promissory Note, Patent Security Agreement and Common Stock Purchase Warrant, which will be filed as Exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2012.

The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the private placement contained in this Form 8-K corrects the disclosure in the press release regarding the maturity date of the promissory note (June 25, 2013, not June 22, 2013).

Item 3.02. Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The agreements executed in connection with the private placement contain representations to support the Company’s reasonable belief that the investor is acquiring the securities for its own account and not with a view to the distribution thereof and that the investor is an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

June 26, 2012	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 26, 2012.